Exhibit 10.15

Execution Version

COMMITMENT INCREASE AGREEMENT

March 3, 2020

JPMorgan Chase Bank, N.A., as Administrative

Agent for the Lenders party to the Credit

Agreement referred to below (the

“Administrative Agent”)

500 Stanton Christiana Road, NCC5/Floor 1

Newark, DE 19713

Ladies and Gentlemen:

We refer to the Amended and Restated Senior Secured Revolving Credit Agreement dated as of November 7, 2019 (as amended, modified or supplemented from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) among FS KKR Capital Corp. (“FSK”) and FS KKR Capital Corp. II (formerly known as FS Investment Corporation II and successor by merger to FS Investment Corporation III) ( the “Relevant Borrower” and together with FSK, the “Borrowers”), the Lenders party thereto, ING Capital LLC, as Collateral Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent for said Lenders. You have advised us that the Relevant Borrower has requested in two letters, each dated March 3, 2020 (the “Increase Requests”), from the Relevant Borrower to the Administrative Agent that the aggregate amount of the Commitments be increased on the terms and subject to the conditions set forth herein.

A. Commitment Increase. Pursuant to Section 2.07(e) of the Credit Agreement, BNP Paribas and ING Capital LLC (each, an “Increasing Lender” and together the “Increasing Lenders”), hereby severally agree to make Loans in the amount set forth opposite the name of such Increasing Lender listed in Schedule I hereto pursuant to the instruction of the Administrative Agent, such Loans to be effective as of the Increase Date (as defined in the Increase Requests); provided that (i) the Administrative Agent shall have received a duly executed officer’s certificate from the Relevant Borrower, dated the Increase Date, in substantially the form of Exhibit I and (ii) the Administrative Agent shall have received evidence of the payment by the Relevant Borrower of all fees due and payable to the Increasing Lenders on the Increase Date that the Relevant Borrower has agreed to pay in connection with this Agreement.

B. Confirmation of Each Increasing Lender. Each Increasing Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; and (iii) acknowledges and agrees that, from and after the Increase Date and subject to the conditions in Clause (A) above, the Commitment Increase set forth opposite the name of such Increasing Lender listed in Schedule I hereto shall be included in the Commitment, and the Commitment Increase shall be governed for all purposes by the Credit Agreement and the other Loan Documents.

C. Counterparts, etc.. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall be deemed to be a Loan Document.

D. Governing Law, etc. The provisions of Sections 9.09 and 9.10 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

Very truly yours,

INCREASING LENDER

BNP PARIBAS

By:	/s/ Laurent Vanderzyppe
Name: Laurent Vanderzyppe
Title: Managing Director

By:	/s/ Liza Shabetayer
Name: Liza Shabetayer
Title: Director

INCREASING LENDER

ING CAPITAL LLC

By:	/s/ Patrick Frisch
Name: Patrick Frisch
Title: Managing Director

By:	/s/ Dominik Breuer
Name: Dominik Breuer
Title: Managing Director

Accepted and agreed:

FS KKR CAPITAL CORP.

By:	/s/ William Goebel
Name: William Goebel
Title: Chief Accounting Officer

FS KKR CAPITAL CORP. II

By:	/s/ William Goebel
Name: William Goebel
Title: Chief Accounting Officer

Acknowledged:
JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Diego E. Nunes
Name: Diego E. Nunes
Title: Executive Director

SCHEDULE I

Increasing Lender	Multicurrency Commitment
BNP Paribas	$70,000,000
ING Capital LLC	$20,000,000